EXHIBIT 4.1
PREFERRED SECURITIES CERTIFICATE

THIS PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO READING INTERNATIONAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE TRUST OR THE DEPOSITOR OR (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS (a) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND (b) A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), OR (III) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED PURCHASER” (AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED), AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH PREFERRED SECURITIES, OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH PREFERRED SECURITIES.

THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC").

Certificate Number P-1	$50,000,000 Aggregate Liquidation Amount
50,000 Preferred Securities

CUSIP NO.

755411AA3

Certificate Evidencing Preferred Securities

READING INTERNATIONAL TRUST I

Preferred Securities

(liquidation amount $1,000 per Preferred Security)

Reading International Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co.(the "Holder") is the registered owner of Fifty Thousand (50,000) Preferred Securities or such other number of Preferred Securities represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Trust Agreement (as defined below) of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the Reading International Trust I Preferred Securities, (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). Subject to the terms of the Trust Agreement (as defined below), the Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.7 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of February __, 2007, as the same may be amended from time to time (the "Trust Agreement"), among Reading International, Inc., as Depositor, Wells Fargo Bank, N.A., as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Property Trustee at its Corporate Trust Office.

Upon receipt of this certificate, the Holders bound by the Trust Agreement and is entitled to the benefits thereunder.

This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement including the Schedules and Exhibits thereto.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this __ day of February, 2007.

READING INTERNATIONAL TRUST I
By:
Name:
Administrative Trustee

This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated:

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Property Trustee
By:
Authorized signatory

[REVERSE OF SECURITY]

The Trust promises to pay Distributions from February __, 2007, or from the most recent Distribution Date to which Distributions have been paid or duly provided for, quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2007, at a fixed rate equal to 9.22% per annum through the Interest Payment Date on April 30, 2012, and thereafter at a variable rate, reset quarterly, equal to LIBOR plus 4.00% per annum of the Liquidation Amount of the Preferred Securities represented by this Preferred Securities Certificate, together with any Additional Interest Amounts, in respect to such period.

Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

Distributions on the Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Payment Account of the Trust. The Trust's funds available for Distribution to the Holders of the Preferred Securities will be limited to payments received from the Depositor.

During any Event of Default, Depositor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Depositor's capital stock or (ii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Depositor that rank pari passu in all respects with or junior in interest to the Notes (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Depositor in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan or (3) the issuance of capital stock of the Depositor (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Event of Default, (b) as a result of an exchange or conversion of any class or series of the Depositor's capital stock (or any capital stock of a Subsidiary (as defined in the Indenture) of the Depositor) for any class or series of the Depositor's capital stock or of any class or series of the Depositor's indebtedness for any class or series of the Depositor's capital stock, (c) the purchase of fractional interests in shares of the Depositor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan (as defined in the Indenture), the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock).

On each Note Redemption Date, on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on (or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price. Under the Indenture, the Notes may be redeemed by the Depositor on any Interest Payment Date, at the Depositor's option, on or after the expiration of the No Call Period, in whole or in part from time to time at the Optional Note Redemption Price of the principal amount thereof or the redeemed portion thereof, as applicable, together, in the case of any such redemption, with accrued interest, including additional Interest, to but excluding the date fixed for redemption. The Notes may also be redeemed by the Depositor, at its option, at any time, in whole but not in part, upon the occurrence of an Investment Company Event or a Tax Event at the Special Note Redemption Price; and provided, further, that such Investment Company Event or a Tax Event is continuing on the Redemption Date. In addition, upon the election of at least 25% in aggregate principal amount of the Holders of Preferred Securities to cause the redemption or defeasance of the Notes in accordance with the Indenture upon a Change of Control, the Notes relating to the Electing Securities (as defined in the Indenture) must be redeemed at the Optional Note Redemption Price or defeased pursuant to the terms of the Indenture.

The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the Trust Securities (or portion thereof) shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

Payments of Distributions (including any Additional Interest Amounts), the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. If any Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds.

The indebtedness evidenced by the Notes is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Securities Certificate to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:
(Sign exactly as your name appears on the other side of this Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.